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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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May 31, 2019

Chris Wiley

Manager – Wiley Area Development LLC

572 Breckenridge Way

Beavercreek, OH 45430

Re: Wiley Area Development LLC d/b/a Tasty Equity

Dear Mr. Wiley:

In connection with the Regulation A offering of Class B Units for Wiley Area Development LLC d/b/a Tasty Equity dated March 31, 2019, please accept this letter as my opinion under the laws of the state of Ohio as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Ohio, the Class B Units offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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